EXHIBIT 10(a)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated March 13, 2007, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company and (2) dated March 15, 2007, with respect to the Separate Account VA W, which is available for investment by contract owners of Transamerica Liberty Variable Annuity, included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-116562) under the Securities Act of 1933 and related Prospectus of Transamerica Liberty Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2007